Exhibit 10.12

EXECUTION COPY

SUPPLEMENTAL SUBSCRIBER EQUIPMENT TECHNOLOGY AMENDMENT AND AGREEMENT

This Supplemental Subscriber Equipment Technology Amendment and Agreement (“AGREEMENT”) is entered into by Motorola Inc., a Delaware corporation with its principal offices located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (“MOTOROLA”), and Iridium Satellite LLC, a Delaware limited liability company with principal offices located at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102 (“IRIDIUM”).

BACKGROUND

WHEREAS, MOTOROLA has valuable technology, including computer software, know-how and experience with respect to the design, manufacture and testing of subscriber equipment that operates on IRIDIUM’s first generation satellite system;

WHEREAS, pursuant to the Subscriber Equipment Technology Agreement (Design) (the “DESIGN SETA”), dated September 30, 2002, between MOTOROLA and SE Licensing LLC (“SEL”)), and the Subscriber Equipment Technology Agreement (Manufacturing) (the “MFG SETA”), dated September 30, 2002, between MOTOROLA and SEL (collectively, the “SETAs”), MOTOROLA has granted SEL certain licenses to certain SATELLITE SUBSCRIBER EQUIPMENT related Technical Information (as defined in the SETAs);

WHEREAS, following execution of and as contemplated by this AGREEMENT, SEL’s rights and obligations under the SETAs will be transitioned from SEL to IRIDIUM or an IRIDIUM AFFILIATE.

WHEREAS, contemporaneously herewith MOTOROLA and IRIDIUM are entering into a Settlement Agreement (the “SETTLEMENT AGREEMENT”), in settlement of certain disputes between the parties;

WHEREAS, IRIDIUM desires, and MOTOROLA is willing to provide, a license to use certain of MOTOROLA’s intellectual property for subscriber equipment for the second generation of IRIDIUM’s satellite system; and

WHEREAS, for the reasons stated above and as contemplated by the SETTLEMENT AGREEMENT, MOTOROLA and IRIDIUM now desire to enter into this AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and in the SETTLEMENT AGREEMENT and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	DEFINITIONS. Capitalized terms used in this AGREEMENT have the meanings set forth in the Background section of this AGREEMENT, or as defined elsewhere in this AGREEMENT, including in this Section 1.

1.1.

“AFFILIATE” means, with respect to any party, a PERSON that, directly or indirectly, is controlled by, controls, or is under common control with such party (but only so long as such control exists). As used in the preceding sentence, “control” shall mean and include (i) the ownership of 50% or more of the voting securities or other voting interests of any PERSON; or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such PERSON, whether through the ownership of voting securities, by contract or otherwise; and “controlled by” and “under common control with” shall have correlative meanings.

1.2.	“DUAL MODE EQUIPMENT” means SUBSCRIBER EQUIPMENT that is operable in both a satellite communications mode on the IRIDIUM SYSTEMS and a terrestrial communications mode.

1.3.	“FIRST GENERATION IPR AGREEMENT” means the Intellectual Rights Agreement dated as of December 11, 2000, a form of which was attached as Annex M to the Transition Services, Products and Asset Agreement dated as of December 11, 2000 between IRIDIUM and MOTOROLA.

1.4.	“FIRST GENERATION IRIDIUM SYSTEM” means the “Iridium System” as defined in Section 1.8 of the FIRST GENERATION IPR IRIDIUM AGREEMENT.

1.5.	“GATEWAY(S)” means the ground-based facilities that embody and use the GATEWAY INTERFACE SPECIFICATION, supporting the subscriber billing/information functions and call processing operations and the connection of the IRIDIUM SYSTEMS subscriber communications through the public switched telephone network (PSTN).

1.6.	“GATEWAY INTERFACE SPECIFICATION” means the functional specification that defines the radio frequency interface, logical and physical protocols, and functionality necessary for GATEWAY inter-operability with the SPACE SEGMENT and SYSTEM CONTROL SEGMENT.

1.7.	“GATEWAY SEGMENT” means that part of the IRIDIUM SYSTEMS consisting solely of the GATEWAYS.

1.8.	“INITIAL PAYMENT” has the meaning set forth in the SETTLEMENT AGREEMENT.

1.9.	“INTELLECTUAL PROPERTY CLAIM” means an intellectual property claim against MOTOROLA or an AFFILIATE of MOTOROLA relating in any way to the IRIDIUM SYSTEM, the MOTOROLA INTELLECTUAL PROPERTY RIGHTS (as defined in the SETAs or the FIRST GENERATION IPR AGREEMENT), the IRIDIUM TECHNICAL INFORMATION (as defined in the FIRST GENERATION IPR AGREEMENT), the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION (as defined in the MFG SETA), or any other technology, products or information licensed or provided in accordance with this AGREEMENT, the SETAs, the FIRST GENERATION IPR AGREEMENT or the SYSTEM IPR AGREEMENT.

1.10.	“INTELLECTUAL PROPERTY RIGHTS” means copyrights, patents (other than design patents), database rights and trade secret rights, including any registrations and applications with respect to any of the foregoing. INTELLECTUAL PROPERTY RIGHTS does not include rights in design patents, trademarks, trade dress or registerable industrial designs and like rights involving trade identity.

1.11.	“IRIDIUM SERVICES” has the meaning set forth in the SYSTEM IPR AGREEMENT.

1.12.	“IRIDIUM SYSTEMS” means, collectively, FIRST GENERATION IRIDIUM SYSTEM and the NEXT SYSTEM. IRIDIUM SYSTEMS does not include and shall in no event be interpreted to include (A) any SUBSCRIBER EQUIPMENT; (B) a THIRD GENERATION IRIDIUM SYSTEM or any other satellite system; or (C) any TERRESTRIAL WIRELESS SYSTEM(S) or any SUBSCRIBER EQUIPMENT or other equipment for use in connection with any TERRESTRIAL WIRELESS SYSTEM.

1.13.	“LBT” means L-Band transceiver.

1.14.	“LBT DESIGN PACKAGE” means technical documentation including (i) OSC Bus Developer’s Guide for Peripherals: (ii) Iridium LBT Interface Specification; and (iii) BIC Functional Specifications, all of which together document the hardware and software technical specifications required to interface to the LBT through MOTOROLA’s proprietary bus.

1.15.	“MOBILITY” means Motorola Mobility Holdings, Inc., a Delaware corporation, having a principal place of business at 600 North U.S. Highway 45, Libertyville, Illinois, 60048 and Motorola Mobility, Inc., a Delaware corporation, also having a principal place of business at 600 North U.S. Highway 45, Libertyville, Illinois, 60048.

1.16.	“MOTOROLA SUBSCRIBER IP RIGHTS” means those INTELLECTUAL PROPERTY RIGHTS, arising out of the SUBSCRIBER EQUIPMENT INFORMATION, that were owned by MOTOROLA or any of its SUBSIDIARIES as of the date of the SETAs but limited to those that MOTOROLA or any of its SUBSIDIARIES continue to own as of the date of this AGREEMENT. MOTOROLA SUBSCRIBER IP RIGHTS includes rights or licenses which MOTOROLA has received from unaffiliated third parties, but only to the extent that (i) such rights or licenses are necessary to design, test, manufacture, market, sell or import SUBSCRIBER EQUIPMENT; (ii) MOTOROLA has the right to grant to IRIDIUM rights and licenses under such third party’s INTELLECTUAL PROPERTY RIGHTS without cost to MOTOROLA or, if there is a cost, such cost is paid by IRIDIUM; and (iii) IRIDIUM has obtained the necessary consents pursuant to Section 3.9. MOTOROLA SUBSCRIBER IP RIGHTS specifically excludes any INTELLECTUAL PROPERTY RIGHTS relating to TERRESTRIAL WIRELESS SYSTEMS, automotive technologies, two-way radios and systems, semiconductor manufacturing, semiconductor structures, or semiconductor manufacturing processes.

1.17.	“NDA” shall have the meaning set forth in Section 4.2.

1.18.

“NEXT SYSTEM” means a SECOND GENERATION IRIDIUM SYSTEM. NEXT SYSTEM includes spare satellites and repaired or replaced components of the SPACE SEGMENT, SYSTEM CONTROL SEGMENT, and GATEWAY SEGMENT. NEXT SYSTEM also includes (A) any upgraded, enhanced, or additional computer software incorporated into the SPACE SEGMENT, SYSTEM CONTROL SEGMENT, GATEWAY SEGMENT or other components of the NEXT SYSTEM other than SUBSCRIBER EQUIPMENT; and (B) any upgraded, enhanced, or additional hardware components of the SPACE SEGMENT, SYSTEM CONTROL SEGMENT, GATEWAY SEGMENT or other components of the NEXT SYSTEM (other than SUBSCRIBER EQUIPMENT), provided, that, in the case of (B) above, such hardware components do not, individually or collectively, cause a material increase in applications, features, or functionality of IRIDIUM SERVICES, in the aggregate, compared to the applications, features and functionality of IRIDIUM SERVICES, in the aggregate, provided over the NEXT SYSTEM without the upgraded, enhanced, or additional hardware components. NEXT SYSTEM does not include and shall in no event be interpreted to include (1) any SUBSCRIBER EQUIPMENT; (2) a THIRD GENERATION IRIDIUM SYSTEM or any other satellite system; or (3) any TERRESTRIAL WIRELESS SYSTEM(S) or any SUBSCRIBER EQUIPMENT or other equipment for use in connection with any TERRESTRIAL WIRELESS SYSTEM. For the avoidance of doubt, the completely integrated, satellite-based, digitally-switched, second-generation telecommunication system currently being developed by IRIDIUM and its AFFILIATES and contractors to upgrade and replace the FIRST GENERATION IRIDIUM SYSTEM, such upgrade and replacement contemplated to include the replacement of all or substantially all of the SPACE SEGMENT of the FIRST GENERATION IRIDIUM SYSTEM, is a NEXT SYSTEM.

1.19.	“PERSON” means an individual, corporation, partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity, including any nation or government, foreign or domestic, any state or other political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including all taxing authorities.

1.20.	“PROPRIETARY INFORMATION” shall have the meaning set forth in the NDA.

1.21.	“SATELLITE SUBSCRIBER EQUIPMENT” means SUBSCRIBER EQUIPMENT that is operable over any portion of the IRIDIUM SYSTEMS; provided that SATELLITE SUBSCRIBER EQUIPMENT specifically excludes any SUBSCRIBER EQUIPMENT that is operable on a TERRESTRIAL WIRELESS SYSTEM other than DUAL MODE EQUIPMENT.

1.22.	“SECOND GENERATION IRIDIUM SYSTEM” shall have the meaning set forth in the SYSTEM IPR AGREEMENT.

1.23.	“SPACE SEGMENT” means that part of the IRIDIUM SYSTEMS consisting solely of the space vehicles (also called satellites) in low earth orbit. SPACE SEGMENT includes any upgraded, enhanced, or additional computer software or hardware components incorporated into the space vehicles that do not constitute the deployment of a THIRD GENERATION IRIDIUM SYSTEM. SPACE SEGMENT does not include the SYSTEM CONTROL SEGMENT, the GATEWAY SEGMENT, SUBSCRIBER EQUIPMENT or other components.

1.24.	“SUBSCRIBER EQUIPMENT” means, collectively and individually, any wireless communication device, including devices such as voice terminals (e.g. cellular handsets), data terminals (e.g. paging devices, global positioning devices, and other portable data processing equipment), and voice and data terminals (e.g. smart phones).

1.25.	“SUBSCRIBER EQUIPMENT INFORMATION” means, collectively, the Subscriber Equipment Manufacturing Information (as defined in the MFG SETA) and Subscriber Equipment Design Information (as defined in the DESIGN SETA) that, prior to the date of this AGREEMENT, was provided by MOTOROLA to IRIDIUM under and in accordance with the SETAs, respectively, or is otherwise properly in IRIDIUM’s possession and the LBT DESIGN PACKAGE that, prior to the date of this AGREEMENT, was provided by MOTOROLA to IRIDIUM or is otherwise properly in IRIDIUM’s possession.

1.26.	“SUBSIDIARY” means, with respect to a party, any PERSON, more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, or more than fifty percent (50%) of whose equity interest is, now or hereafter, owned or controlled, directly or indirectly by that party (but only so long as such ownership or control or equity interest exists).

1.27.	“SYSTEM IPR AGREEMENT” means the System Intellectual Property Rights Amendment and Agreement dated as of the date hereof, entered into by MOTOROLA and IRIDIUM.

1.28.	“SYSTEM CONTROL SEGMENT” means the various ground-based sites, equipment and facilities used to manage and control the individual space vehicles of the SPACE SEGMENT and the communications links between the segments of the IRIDIUM SYSTEMS. The SYSTEM CONTROL SEGMENT includes the SNOC (Satellite Network Operations Center), TTACs (Telemetry Tracking and Control Stations), MTC (Message Termination Controllers), ODN (Operational Data Network) and the OSN (Operational Support Network).

1.29.	“TERM” shall have the meaning set forth in Section 6.1.1.

1.30.	“TERRESTRIAL WIRELESS SYSTEM(S)” means any terrestrial wireless communication system or equipment not incidental to a space-based commercial satellite communication system and any service provided using such a system or equipment. For the avoidance of doubt, TERRESTRIAL WIRELESS SYSTEM(S) specifically includes any equipment compatible with air interfaces or standards/protocols associated with any of the following terrestrial wireless communication systems: IS-95 (CDMA), IS-136 (US TDMA), GSM, W-CDMA, CDMA2000, CDMA EVDO, iDEN systems, GPRS, UMTS, WiMax, LTE, IEEE 802.xx (including 802.16 and 802.11), OFDM/OFDMA-based cellular communication systems, and Land Mobile Radio, including P25, DMR, dPMR, and TETRA, and future generations or evolutions of such systems.

1.31.	“THIRD GENERATION IRIDIUM SYSTEM” means (i) a satellite system that replaces in full the SPACE SEGMENT of the NEXT SYSTEM; or (ii) a satellite system that does not replace in full the SPACE SEGMENT of the NEXT SYSTEM but where such satellite system comprises a derivative of the NEXT SYSTEM that (a) contains hardware components of the SPACE SEGMENT that are upgrades to hardware components of the SPACE SEGMENT of the NEXT SYSTEM, other than upgrades necessitated by the obsolescence of hardware components in the initial design of the NEXT SYSTEM, and (b) such upgraded hardware components causes a material increase in applications, features, or functionality of IRIDIUM SERVICES, in the aggregate, provided over such satellite system compared to the applications, features, and functionality of IRIDIUM SERVICES, in the aggregate, that could be provided over the NEXT SYSTEM.

1.32.	“TRANSFERRED INTELLECTUAL PROPERTY RIGHTS” has the meaning set forth in the SYSTEM IPR AGREEMENT.

2.	SETAS.

2.1.

Relationship to the SETAs. Except as set forth in this Section 2, this AGREEMENT supplements, and does not amend or supersede, the SETAs, which remain in full force and effect. For the avoidance of doubt, any license or right in or to a MOTOROLA INTELLECTUAL PROPERTY RIGHT (as defined in the SETAs) that is not a MOTOROLA SUBSCRIBER IP RIGHT is governed solely by the SETAs; and any license or right in or to a MOTOROLA INTELLECTUAL PROPERTY RIGHT that also is a MOTOROLA SUBSCRIBER IP RIGHT is governed both by this AGREEMENT and the SETAs. In the event of a conflict between governing provisions of this AGREEMENT and the SETAs, the provision of this AGREEMENT shall have precedence and govern over the conflicting provision of the SETAs.

2.2.	Interpretation. Except as expressly provided, the parties agree that the provisions of the SETAs shall not be used to interpret this AGREEMENT and, except as provided in Section 2.3 of this AGREEMENT, the provisions of this AGREEMENT shall not be used to interpret the provisions of the SETAs.

2.3.	Override and Amendment.

2.3.1.	Sections 2.1.5(b) and 7.1.2.1 of the DESIGN SETA and Sections 1.11, 2.1.5(b), 2.6, and 7.1.2.1 and Article V of the MFG SETA shall be of no further force or effect. The parties agree that any “Estimated Royalty Payment” due under Article V of the MFG SETA but not paid as of the date of this AGREEMENT is hereby waived. The parties further agree that no “Annual Calculation” or associated “Adjustment Report” shall be due or issued. The parties hereby waive any right to any payment or refund of royalties otherwise due based on the Annual Calculation and Adjustment Report.

2.3.2.	Section 6.6 of the MFG SETA and of the DESIGN SETA is hereby deleted. The parties’ cap on their respective liability under the MFG SETA and of the DESIGN SETA shall be governed by Section 5.5 and Section 6.9 of this AGREEMENT.

2.3.3.	Section 7.1.1 of both of the SETAs are hereby deleted and replaced in their entirety with the following:

“Term. This AGREEMENT shall be effective upon the date of this AGREEMENT and shall continue in force thereafter, unless terminated sooner (i) in accordance with the terms of this AGREEMENT; or (ii) by the mutual agreement of the parties (the “TERM”).”

2.3.4.	Section 7.6 of the MFG SETA and of the DESIGN SETA is hereby deleted. The parties’ right to assign any right or obligation under the MFG SETA or the DESIGN SETA or the MFG SETA or the DESIGN SETA themselves is governed by Section 6.6 of this AGREEMENT.

2.4.	Consent. MOTOROLA hereby acknowledges, agrees, and consents to SEL assigning all of SEL’s rights and obligations under the SETAs to IRIDIUM or an IRIDIUM AFFILIATE designated by IRIDIUM. MOTOROLA also hereby acknowledges, agrees and consents to any reorganization to merge or otherwise combine SEL with IRIDIUM or an IRIDIUM AFFILIATE or to the winding down and liquidation of SEL. MOTOROLA agrees to take such other actions and execute such other documents, at IRIDIUM’s request and expense for out-of-pocket costs, as are necessary or helpful to affect such reorganization or liquidation. In furtherance of the foregoing, MOTOROLA hereby withdraws as the Special Manager of SEL and appoints IRIDIUM as the new Special Manager of SEL in accordance with the terms of Section 6.3 of that certain Limited Liability Company Agreement of SE Licensing LLC, dated as of September 27, 2002.

3.	GRANTS. Contingent upon MOTOROLA’s receipt of the INITIAL PAYMENT in accordance with the SETTLEMENT AGREEMENT, MOTOROLA agrees to grant to IRIDIUM the rights and licenses set forth in this Section 3.

3.1.	License. MOTOROLA and its SUBSIDIARIES grant IRIDIUM a non-exclusive, non-transferable (except as expressly provided herein), irrevocable, worldwide, non-sublicensable (except as expressly provided in Section 3.3), fully paid-up, royalty-free license during the TERM under the MOTOROLA SUBSCRIBER IP RIGHTS to use, modify, copy, and create derivative works of the SUBSCRIBER EQUIPMENT INFORMATION solely to design, test, make, use, sell, import, and market SATELLITE SUBSCRIBER EQUIPMENT (including DUAL MODE EQUIPMENT, subject to the terms of Section 3.1.1 and Section 3.1.2 below) for use solely on the IRIDIUM SYSTEMS.

3.1.1.	With respect to DUAL MODE EQUIPMENT, the license of this Section 3.1 is limited to use, modification, copying, and creating derivative works of the SUBSCRIBER EQUIPMENT INFORMATION solely for the design, test, manufacture, use, sale, import, and marketing of the satellite portion and common user interface portions (such as the display) of such DUAL MODE EQUIPMENT.

3.1.2.	IRIDIUM acknowledges that the license of this Section 3.1 relating to DUAL MODE EQUIPMENT is not a license to MOTOROLA’s INTELLECTUAL PROPERTY RIGHTS or under MOTOROLA’s proprietary rights relating to TERRESTRIAL WIRELESS SYSTEMS and that IRIDIUM may require additional licenses from MOTOROLA for the design, manufacture, use, sale, importation or marketing of DUAL MODE EQUIPMENT.

3.1.3.	If IRIDIUM deploys a THIRD GENERATION SYSTEM that is backwards compatible with SATELLITE SUBSCRIBER EQUIPMENT manufactured and sold pursuant to the license rights of this AGREEMENT or the MFG SETA, the license of this Section 3.1 further includes the right to use such SATELLITE SUBSCRIBER EQUIPMENT on the THIRD GENERATION SYSTEM.

3.2.	“Have Made” Rights. The licenses in Section 3.1, subject to the provisions of this AGREEMENT, include the right to have others exercise the rights granted to IRIDIUM solely for the benefit of IRIDIUM.

3.3.	Sublicense. The license in Section 3.1, subject to MOTOROLA’s rights and IRIDIUM’s obligations, include the right for IRIDIUM (but not for sublicensees) to grant sublicenses (of no greater scope than that which is granted to IRIDIUM under this AGREEMENT and with no right to grant further sublicenses). Within thirty (30) days of December 31 of each year in the TERM of this AGREEMENT, IRIDIUM shall provide MOTOROLA written notice of any sublicense granted in the preceding twelve (12)-month period and any sublicense not previously reported, identifying the sublicensee and effective date of the sublicense agreement. Prior to IRIDIUM’s disclosure of any SUBSCRIBER EQUIPMENT INFORMATION or other MOTOROLA PROPRIETARY INFORMATION to any sublicensee, IRIDIUM shall enter into a written confidentiality agreement with the sublicensee obligating the sublicensee to confidentiality and use restrictions no less restrictive than those set forth in the NDA.

3.4.	Sublicense Condition. MOTOROLA expressly reserves the right to immediately terminate IRIDIUM’s right to grant sublicenses with respect to a PERSON operating thereunder if such PERSON files a lawsuit or commences arbitration or other formal proceeding that asserts any INTELLECTUAL PROPERTY CLAIM against MOTOROLA or any of its AFFILIATES. If MOTOROLA receives notice of a potential INTELLECTUAL PROPERTY CLAIM from a PERSON operating under an IRIDIUM sublicense in accordance with this AGREEMENT, MOTOROLA will notify IRIDIUM of the potential termination of the applicable license and rights with respect to the claiming PERSON. IRIDIUM agrees to include in any sublicense grant the express condition that the sublicense terminates immediately upon IRIDIUM’s receipt of notice from MOTOROLA that IRIDIUM’s right to grant the applicable sublicense is terminated.

3.5.	Audits. For purposes of auditing IRIDIUM’s compliance with Sections 3.3 and 3.4, IRIDIUM will, upon thirty (30) calendar days’ advance notice, provide reasonable access to a reputable third-party auditor selected by MOTOROLA, during IRIDIUM’s regular business hours, to its agreements with the applicable PERSONS and will reasonably assist such auditor in performing such audits. MOTOROLA may request such audits if it has a reasonable belief that IRIDIUM is not in compliance with Section 3.3 and 3.4. The audits shall be limited in duration, manner, and scope and only as reasonably necessary and appropriate to confirm compliance with the terms of such Sections, shall be conducted in a manner that minimizes business disruptions of IRIDIUM, shall not be conducted more than once in any twelve (12)-month period and shall be at MOTOROLA’s expense. All information learned or exchanged in connection with an audit, as well as the results thereof, or otherwise learned or exchanged pursuant to the activities set forth in this Section 3.5, shall constitute IRIDIUM PROPRIETARY INFORMATION, and the third-party auditor shall only disclose to MOTOROLA generally whether IRIDIUM was in compliance with Sections 3.3 and 3.4 and shall not disclose to MOTOROLA any specific information or provisions set forth in the audited agreements with the applicable PERSONS.

3.6.	Limitations. For the avoidance of doubt, the licenses granted under this Section 3 are limited to the use, modification, copying of and creation of derivative works of SUBSCRIBER EQUIPMENT INFORMATION in connection with SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT for use on the IRIDIUM SYSTEMS (and a THIRD GENERATION IRIDIUM SYSTEM solely to the extent permitted under Section 3.1.3) and do not extend to the use and modification of SUBSCRIBER EQUIPMENT INFORMATION in connection with any other fields, such as the cellular subscriber equipment not incidental to a space-based commercial satellite communication system, semiconductor, two-way radio or automotive fields. For the further avoidance of doubt, the licenses granted under this Section 3 do not extend to, encompass, or otherwise apply to any equipment or portion of equipment (except as specifically prescribed in Section 3.1) compatible with air interfaces for any of the following wireless communication systems: IS-95 (CDMA), IS-136 (US TDMA), GSM, W-CDMA, CDMA2000, CDMA EVDO, iDEN systems, GPRS, UMTS, WiMax, LTE, IEEE 802.xx (including 802.16 and 802.11), OFDM/OFDMA based cellular communication systems, and Land Mobile Radio, including P25, DMR, dPMR, and TETRA, or future generations or evolutions of such systems. The parties acknowledge that the foregoing limitations do not prohibit IRIDIUM from mounting or otherwise integrating SATELLITE SUBSCRIBER EQUIPMENT designed, made and used pursuant to the licenses granted under this Section 3 into any transportation equipment or fixed assets.

3.7.	Ownership of MOTOROLA SUBSCRIBER IP RIGHTS and SUBSCRIBER EQUIPMENT INFORMATION. Except for the license rights expressly granted in Section 3 of this AGREEMENT, MOTOROLA retains all right, title and interest in and to the MOTOROLA SUBSCRIBER IP RIGHTS and the SUBSCRIBER EQUIPMENT INFORMATION. This AGREEMENT does not and shall not be interpreted to (a) sell, assign, or otherwise transfer IRIDIUM any ownership or title to the MOTOROLA SUBSCRIBER IP RIGHTS or the SUBSCRIBER EQUIPMENT INFORMATION or (b) grant IRIDIUM any rights (i) to utilize MOTOROLA SUBSCRIBER IP RIGHTS or the SUBSCRIBER EQUIPMENT INFORMATION in any manner other than as expressly stated herein; or (ii) to make, sell, lease, or otherwise dispose of any SUBSCRIBER EQUIPMENT or any other products or services for use in connection with TERRESTRIAL WIRELESS SYSTEMS except as expressly stated herein with respect to DUAL MODE EQUIPMENT operable over the NEXT SYSTEM. Notwithstanding anything to the contrary in this AGREEMENT, MOTOROLA grants no license or right, expressly, impliedly, or by way of laches or estoppel, under any TRANSFERRED INTELLECTUAL PROPERTY RIGHTS.

3.8.	Compensation. Pursuant to the SETTLEMENT AGREEMENT, IRIDIUM will be making certain payments to MOTOROLA. For the avoidance of doubt, the rights and licenses granted to IRIDIUM herein are contingent upon MOTOROLA’s receipt of the INITIAL PAYMENT in accordance with the SETTLEMENT AGREEMENT.

3.9.	Third-Party INTELLECTUAL PROPERTY RIGHTS. MOTOROLA and its SUBSIDIARIES do not grant to IRIDIUM any right or license to third-party INTELLECTUAL PROPERTY RIGHTS, except as expressly provided in this AGREEMENT, and MOTOROLA has no obligation to provide any third-party INTELLECTUAL PROPERTY RIGHTS to IRIDIUM. With respect to third-party INTELLECTUAL PROPERTY RIGHTS:

3.9.1.	It is IRIDIUM’s sole responsibility to obtain any and all third-party licenses and consents necessary to possess, access, use or operate any third-party INTELLECTUAL PROPERTY RIGHTS or SUBSCRIBER EQUIPMENT INFORMATION used in, contained within, or used for support of the design, test, manufacture, use, or sale of SATELLITE SUBSCRIBER EQUIPMENT or DUAL MODE EQUIPMENT (collectively “THIRD-PARTY CONSENTS”).

3.9.2.	MOTOROLA’s license to IRIDIUM to use, modify, copy and create derivative works of the SUBSCRIBER EQUIPMENT INFORMATION is effective only to the extent that (a) no THIRD-PARTY CONSENTS are required to grant such license; or (b) IRIDIUM secures the required THIRD-PARTY CONSENTS.

3.9.3.	IRIDIUM shall not access, use or operate any INTELLECTUAL PROPERTY RIGHTS for which a THIRD-PARTY CONSENT is required until such consent is obtained, and a copy forwarded to and approved by MOTOROLA.

3.10.

Ownership and Use of Modifications and Derivative Works. Modifications to and derivative works of documents and software constituting part of the SUBSCRIBER EQUIPMENT INFORMATION made pursuant to Sections 3.1, 3.2 or 3.3 shall, as between the parties, be owned by IRIDIUM, subject to MOTOROLA’s ownership rights and interest in the underlying works. IRIDIUM grants to MOTOROLA and its SUBSIDIARIES (including MOBILITY and its SUBSIDIARIES) a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, non-exclusive license to use, make and have made products, systems and services incorporating in whole or in part such modifications or derivative works and to lease, sell, offer for sale, import, and otherwise dispose of products, systems and services so made. For the avoidance of doubt, IRIDIUM shall have no obligation to deliver any such modification or derivative work to MOTOROLA.

3.11.	Limitation of Rights. In the event IRIDIUM comes under the ownership or control of another entity, or acquires, controls or merges with another entity, all licenses granted herein shall not extend to the operations, products or services of the other entity without the express written consent of MOTOROLA.

3.12.	Continuation of Rights. Notwithstanding anything else to the contrary, in the event that MOTOROLA separates its SUBSIDIARY, MOBILITY, whether by way of a sale, establishment of a joint venture, spinoff, spinout, or otherwise (a “Separation”), the licenses, and benefits granted to or for the benefit of MOTOROLA and its SUBSIDIARIES (including MOBILITY and its SUBSIDIARIES) under this Section 3 (collectively the “Rights”) survive and remain in full force and effect such that the Rights will continue to benefit both MOTOROLA and its SUBSIDIARIES and MOBILITY and its SUBSIDIARIES following the Separation in accordance with Section 3. MOBILITY and its SUBSIDIARIES collectively is an intended third party beneficiary under this Agreement. In the event that, following such Separation, there is a Change of Control of MOBILITY, the Rights granted to or for the benefit of MOBILITY and its SUBSIDIARIES (in existence prior to the Change of Control) will continue to the extent and for as long as MOBILITY remains a separately identifiable legal entity; provided that none of the Rights will extend to the third party acquirer of MOBILITY or any of the acquirer’s AFFILIATES. For purposes of this Section 3.12, “Change of Control” means either of the following: (a) a third party (other than an AFFILIATE of MOTOROLA or MOBILITY) acquires all or substantially all of the assets of MOBILITY; or (b) a third party (other than an AFFILIATE of MOTOROLA or MOBILITY) acquires at least fifty percent (50%) of the outstanding voting power of MOBILITY by means of any transaction or series of related transactions including, without limitation, any reorganization, merger, consolidation or tender offer.

4.	SUBSCRIBER EQUIPMENT INFORMATION and PROPRIETARY INFORMATION.

4.1.	SUBSCRIBER EQUIPMENT INFORMATION. IRIDIUM acknowledges that it has, prior to the date of this AGREEMENT, received and is now in possession of the SUBSCRIBER EQUIPMENT INFORMATION licensed hereunder. MOTOROLA has no obligation to identify or provide any item that could fall within the scope of the definition of SUBSCRIBER EQUIPMENT INFORMATION. MOTOROLA has no obligation to deliver, maintain, or support any SUBSCRIBER EQUIPMENT INFORMATION.

4.2.

Confidentiality. The parties are entering into a Non-Disclosure Agreement contemporaneously herewith (the “NDA”), the form of which is attached hereto as Exhibit A. The terms of the NDA are incorporated herein, and shall apply to PROPRIETARY INFORMATION that is exchanged pursuant to and during the TERM of this AGREEMENT. The provisions of the NDA are in addition to any other remedies available to either party in the event of a breach by the other. The terms and conditions (but not the existence) of this

AGREEMENT shall be considered PROPRIETARY INFORMATION of both parties to be treated in accordance with the terms of the NDA. Additionally, all SUBSCRIBER EQUIPMENT INFORMATION disclosed to IRIDIUM, whether under this AGREEMENT or prior to this AGREEMENT, shall be considered PROPRIETARY INFORMATION of MOTOROLA, to be treated in accordance with the terms of the NDA. PROPRIETARY INFORMATION provided to IRIDIUM may be used only in accordance with the licenses under Section 3 to accomplish the stated purposes of this AGREEMENT. The obligations in the NDA regarding use and disclosure of PROPRIETARY INFORMATION shall survive termination of this AGREEMENT with respect to PROPRIETARY INFORMATION exchanged hereunder. If this AGREEMENT expires or is terminated, upon MOTOROLA’s request, IRIDIUM will make commercially reasonable efforts to return all PROPRIETARY INFORMATION, or, with MOTOROLA’s consent, destroy such PROPRIETARY INFORMATION.

4.3.	Disclosures. Prior to IRIDIUM’s disclosure of any SUBSCRIBER EQUIPMENT INFORMATION or other MOTOROLA PROPRIETARY INFORMATION to any PERSON, IRIDIUM shall enter into a written confidentiality agreement with such PERSON with, or such PERSON shall otherwise be subject to, confidentiality obligations and use restrictions no less restrictive than those set forth in this AGREEMENT and the NDA.

5.	REPRESENTATIONS; DISCLAIMERS.

5.1.	Representation Regarding SUBSCRIBER EQUIPMENT INFORMATION. MOTOROLA makes no representations that the SUBSCRIBER EQUIPMENT INFORMATION comprises all the technology or documentation or that the MOTOROLA SUBSCRIBER IP RIGHTS comprise all rights necessary for IRIDIUM or others to design, manufacture, use, sell, import, or test SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT, or any other products or to provide IRIDIUM SERVICES or any other services. MOTOROLA has no obligation to identify or provide any item that could fall within the scope of the definition of SUBSCRIBER EQUIPMENT INFORMATION. Additionally, MOTOROLA has no obligation to document technology not already documented or to provide IRIDIUM or others rights of access to or use of any technology not specifically licensed hereunder. IRIDIUM understands and acknowledges that elements of the Iridium Subscriber Equipment (as defined in the SETAs) are neither designed nor manufactured by MOTOROLA, including certain components, assemblies, hardware components and software programs (“NON-MOTOROLA SOURCED SUBSCRIBER EQUIPMENT COMPONENTS”). MOTOROLA is not required to provide enabling information regarding such NON-MOTOROLA SOURCED SUBSCRIBER EQUIPMENT COMPONENTS. IRIDIUM further understands and acknowledges that it may not be able to manufacture or have manufactured Iridium Subscriber Equipment as manufactured by or for MOTOROLA due to component obsolescence.

5.2.	Title. To the extent MOTOROLA SUBSCRIBER IP RIGHTS are owned or held by a SUBSIDIARY of MOTOROLA, MOTOROLA warrants that it has the right to grant the licenses set forth in this AGREEMENT on behalf of such SUBSIDIARY or agrees to use reasonable efforts to obtain for IRIDIUM the necessary licenses to such MOTOROLA SUBSCRIBER IP RIGHTS consistent with the licenses granted herein.

5.3.	No Other Warranty. EXCEPT AS PROVIDED IN SECTIONS 5.1 AND 5.2, MOTOROLA MAKES NO WARRANTY REGARDING THE SUBSCRIBER EQUIPMENT

INFORMATION. MOTOROLA WILL NOT PROVIDE ANY UPDATES, ENHANCEMENTS, EXTENSIONS, SUPPORT, ASSISTANCE, INSTALLATION, TRAINING OR OTHER SERVICES. MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

5.4.	Limitation of Liability. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, LOST DATA, OR LOSS OF USE, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY ARISING UNDER FEDERAL OR STATE LAW, AND IRRESPECTIVE OF WHETHER THAT PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

5.5.	Cap on Liability.

5.5.1.	IN NO EVENT AND UNDER NO CIRCUMSTANCE SHALL MOTOROLA OR ANY SUBSIDIARY OF MOTOROLA (INCLUDING MOBILITY AND ITS SUBSIDIARIES) BE LIABLE TO IRIDIUM, ANY AFFILIATE OF IRIDIUM, ANY IRIDIUM LICENSEE, SUBLICENSEE, OR MANUFACTURER, OR ANYONE CLAIMING BY OR THROUGH ANY OF THE FOREGOING, OR ANY THIRD PARTIES (INCLUDING DIRECT OR INDIRECT CUSTOMERS OF OR VENDORS TO IRIDIUM) IN AN AGGREGATE CUMULATIVE AMOUNT IN EXCESS OF U.S. $2,500,000 FOR ANY AND ALL COSTS, DAMAGES, CLAIMS OR LOSSES WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SETAS, THE FIRST GENERATION IPR AGREEMENT, THE SYSTEM IPR AGREEMENT, OR ANY PROVISION HEREUNDER OR THEREUNDER, WHETHER PURSUED AS A BREACH (I.E., DEFAULT) OF THIS AGREEMENT, THE SETAS, THE FIRST GENERATION IPR AGREEMENT, OR THE SYSTEM IPR AGREEMENT, OR AS A TORT OR OTHER CAUSE OF ACTION.

5.5.2.

EXCEPT FOR VIOLATIONS AND MISUSE OF INTELLECTUAL PROPERTY RIGHTS (INCLUDING THOSE LICENSED TO IRIDIUM UNDER THIS AGREEMENT, THE FIRST GENERATION IPR AGREEMENT, AND THE SUBSCRIBER AGREEMENTS), IN NO EVENT AND UNDER NO CIRCUMSTANCE SHALL IRIDIUM OR ANY SUBSIDIARY OF IRIDIUM BE LIABLE TO MOTOROLA, ANY AFFILIATE OF MOTOROLA, ANY MOTOROLA LICENSEE, SUBLICENSEE, OR MANUFACTURER OR ANYONE CLAIMING BY OR THROUGH MOTOROLA, OR ANY THIRD PARTIES (INCLUDING DIRECT OR INDIRECT CUSTOMERS OF OR VENDORS TO MOTOROLA) IN AN AGGREGATE CUMULATIVE AMOUNT IN EXCESS OF U.S. $2,500,000 FOR ANY AND ALL COSTS, DAMAGES, CLAIMS OR LOSSES WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SETAS, THE FIRST GENERATION IPR AGREEMENT, THE SYSTEM IPR AGREEMENT, OR ANY PROVISION

HEREUNDER OR THEREUNDER, WHETHER PURSUED AS A BREACH (I.E., DEFAULT) OF THIS AGREEMENT, THE SETAS, THE FIRST GENERATION IPR AGREEMENT, OR THE SYSTEM IPR AGREEMENT, OR AS A TORT OR OTHER CAUSE OF ACTION.

5.6.	Disclaimer. Nothing contained in this AGREEMENT shall be construed as:

5.6.1.	restricting the right of MOTOROLA or any of its SUBSIDIARIES (including MOBILITY and its SUBSIDIARIES) to make, use, sell, lease or otherwise dispose of any particular product or products;

5.6.2.	an admission by IRIDIUM of, or a warranty or representation by MOTOROLA as to, the validity and/or scope of the MOTOROLA SUBSCRIBER IP RIGHTS, or a limitation on IRIDIUM to contest, in any proceeding, the validity and/or scope thereof;

5.6.3.	an admission by MOTOROLA of, or a warranty or representation by IRIDIUM as to, the validity and/or scope of any INTELLECTUAL PROPERTY RIGHTS of IRIDIUM, or a limitation on MOTOROLA to contest, in any proceeding, the validity and/or scope thereof;

5.6.4.	conferring any license or other right, by implication, estoppel or otherwise under any MOTOROLA SUBSCRIBER IP RIGHTS, except as expressly granted herein;

5.6.5.	conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective SUBSIDIARIES, or any other name or mark, or contraction, abbreviation or simulation thereof;

5.6.6.	imposing on MOTOROLA any obligation to institute any suit or action for infringement of any MOTOROLA SUBSCRIBER IP RIGHTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any MOTOROLA SUBSCRIBER IP RIGHTS;

5.6.7.	a warranty or representation by MOTOROLA that the use of the SUBSCRIBER EQUIPMENT INFORMATION as contemplated herein, or any sale, lease or other disposition of SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT, or IRIDIUM SERVICES or any other products or services will be free from infringement of any INTELLECTUAL PROPERTY RIGHTS;

5.6.8.	imposing on either party any obligation to file any patent application or to secure any INTELLECTUAL PROPERTY RIGHTS or maintain any INTELLECTUAL PROPERTY RIGHTS in force; or

5.6.9.	an obligation on either party to furnish any manufacturing or technical information under this AGREEMENT, except as the same is specifically provided for herein.

6.	GENERAL.

6.1.	Term and Termination.

6.1.1.	Term. This AGREEMENT shall be effective upon the date of this AGREEMENT and shall continue in force thereafter, unless terminated sooner (i) in accordance with the terms of this AGREEMENT; or (ii) by the mutual agreement of the parties (the “TERM”).

6.1.2.	Termination for Cause. Either party shall have the right to terminate this AGREEMENT by giving written notice to the other party at any time upon or after:

6.1.2.1.	the commencement by such other party of a voluntary proceeding concerning itself under any bankruptcy or insolvency law; or the commencement of any involuntary proceeding against such other party under any bankruptcy or insolvency law where a petition has not been dismissed within one hundred and twenty (120) calendar days after commencement; or a receiver or custodian is appointed for or takes charge of all or substantially all of the property of such other party and such receiver or custodian has not been dismissed within ninety (90) calendar days; or such other party has taken action toward winding up, dissolution, or liquidation of its business; or such other party has been adjudicated bankrupt or insolvent; or such other party has made a general assignment for the benefit of creditors; or

6.1.2.2.	material failure of such other party to perform or comply with a provision of this AGREEMENT and such failure continues unremedied for a period of forty-five (45) calendar days or more following written notice from the non-breaching party of such failure.

6.2.	Survival. Upon expiration or termination of this AGREEMENT, all rights, obligations, and duties that specifically extend beyond the expiration or termination date shall survive. The following rights and obligations shall survive any expiration or termination of this AGREEMENT to the degree necessary to permit their complete fulfillment or discharge:

6.2.1.	obligations of confidentiality; and

6.2.2.	licenses running in favor of customers of IRIDIUM with respect to products sold or services provided prior to termination.

6.3.	Notices and Requests. All notices required or permitted to be given under this AGREEMENT shall be in writing, shall make reference to this AGREEMENT, and shall be delivered by hand, confirmed email in PDF format or facsimile transmission, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, to the following:

To MOTOROLA:

Motorola, Inc.

1303 East Algonquin Road

Schaumburg, Illinois 60196

Attn: General Counsel

with copies (which copies shall not constitute notice hereunder) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attn: Oscar A. David

To IRIDIUM:

Iridium Satellite LLC

1750 Tysons Boulevard

Suite 1400

McLean, Virginia 22102

Attn: John Brunette, General Counsel

with copies (which copies shall not constitute notice hereunder) to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attn: Jeffrey S. Rothstein

All notices shall be deemed served when verification of delivery has been received, as required by this Section. Either party may give written notice of a change of address and after notice of such change has been received, any notice or request shall thereafter be given to such party at the changed address.

6.4.	Governing Law. Any claim arising under or relating to this AGREEMENT shall be governed by the internal substantive laws of the State of Illinois or federal courts located in Illinois, without regard to principles of conflict of laws, and the parties agree to submit to the jurisdiction of Illinois courts or federal courts located in the State of Illinois.

6.5.	Export. IRIDIUM shall not export, either directly or indirectly, any SUBSCRIBER EQUIPMENT INFORMATION or system or product incorporating the SUBSCRIBER EQUIPMENT INFORMATION without first obtaining any required license or other approval from the U. S. Department of Commerce or any other agency or department of the United States Government. In the event IRIDIUM exports any such materials from the United States or re-exports any such materials from a foreign destination, IRIDIUM shall ensure that the distribution and export/re-export is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. IRIDIUM agrees that it will not, nor will it allow others to, export/re-export any technical data, process, SUBSCRIBER EQUIPMENT INFORMATION, other information provided hereunder, or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license, other governmental approval, or letter of assurance, without first obtaining such license, approval or letter.

6.6.	Assignment. This AGREEMENT shall be binding upon the parties and their respective successors and permitted assigns. Neither party may assign any or all of its rights or obligations under this AGREEMENT or the NDA, in whole or in part, without the express written consent of the other party to this AGREEMENT, except that:

6.6.1.	MOTOROLA may assign this AGREEMENT and the NDA (i) to an AFFILIATE; or (ii) in connection with an acquisition, merger, consolidation, reorganization, or similar transaction, or any divestiture or other separation of a MOTOROLA business.

6.6.2.	IRIDIUM may assign or otherwise transfer this AGREEMENT and the NDA (i) to an AFFILIATE; or (ii) in connection with any merger, consolidation or sale of all or substantially all its assets to which it is a party.

6.7.	Severability. If any one or more provisions of this AGREEMENT are held for any reason to be invalid or unenforceable, the remaining provisions of this AGREEMENT will be unimpaired and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties’ intention underlying the invalid or unenforceable provision.

6.8.	Waiver and Modification. Failure by either party to enforce any provision of this AGREEMENT shall not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this AGREEMENT shall be effective only if in writing and signed by both parties.

6.9.	Attorneys’ Fees and Costs. The parties will bear their own costs, attorneys’ fees, and expenses in connection with preparing this AGREEMENT. In the event any action is brought to enforce this AGREEMENT, the SETAS, the FIRST GENERATION IPR AGREEMENT, or the SYSTEM IPR AGREEMENT, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, its reasonable attorneys’ fees and other related reasonable litigation costs and expenses. For the avoidance of doubt, any such attorneys’ fees and other litigation costs and expenses are exempt from each party’s respective cap on liability set forth in Section 5.5.

6.10.	Relationship of the Parties. Nothing in this AGREEMENT shall be construed as creating any partnership, joint venture, or agency between the parties. This AGREEMENT is the result of negotiation between the parties. The parties acknowledge that they have been represented by counsel during such negotiation. Accordingly, this AGREEMENT shall not be construed for or against either party regardless of which party drafted this AGREEMENT or any portion thereof.

6.11.	Interpretation. The section headings contained in this AGREEMENT are for reference purposes only and shall not affect in any way the meaning or interpretation of this AGREEMENT. In this AGREEMENT, defined terms shall be equally applicable to both the singular and plural forms. The words “including”, “include” and “includes” shall each be deemed to be followed by the term “without limitation.” The terms “hereof”, “herein” and “hereunder” shall refer to this entire AGREEMENT. Any agreement or exhibit referred to herein shall mean such agreement or exhibit as amended, restated, supplemented or modified as of the date hereof and from time to time hereafter to the extent permitted by the applicable provisions thereof and this AGREEMENT. Unless otherwise stated, references to sections, paragraphs and exhibits shall be references to sections, paragraphs and exhibits of this AGREEMENT.

6.12.	Entire Agreement. Except as set forth in Section 2, the terms and conditions of this AGREEMENT, including its exhibits, constitute the entire agreement between the parties with respect to the subject matter of this AGREEMENT, and merge and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions with respect to such subject matter. No oral explanation or oral information by either party shall alter the meaning or interpretation of this AGREEMENT. This AGREEMENT shall directly inure to the benefit of MOBILITY (and its SUBSIDIARIES), including its permitted successors and assigns, and said entity shall be deemed a third-party beneficiary of this AGREEMENT. This AGREEMENT may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. Delivery by facsimile or by email in PDF format shall be sufficient for purposes of this Section. The following exhibit is attached hereto and incorporated herein:

Exhibit A            FORM OF NONDISCLOSURE AGREEMENT

6.13.	Agreements with Other Parties. IRIDIUM shall require its AFFILIATES, manufacturers, and licensees to comply with terms and conditions commensurate with those of this AGREEMENT that are reasonably necessary to perfect and protect MOTOROLA’s rights set forth in this AGREEMENT and to otherwise afford MOTOROLA the benefits of the terms and conditions of this AGREEMENT.

* * * * *

EXECUTION COPY

In witness of their agreement, the parties have caused this binding AGREEMENT to be executed and delivered below by their authorized representatives.

MOTOROLA, INC.	IRIDIUM SATELLITE LLC

/s/ M. Kraus	/s/ John S. Brunette
Signature	Signature

M. Kraus	John S. Brunette
Printed Name	Printed Name

Senior Director, Licensing	Chief Legal & Administrative Officer
Title	Title

9-30-10	9/30/10
Date	Date

MOTOROLA, INC.	ACKNOWLEDGED & AGREED BY SE LICENSING LLC

/s/ Jonathan P. Meyer	/s/ John S. Brunette
Signature	Signature

Jonathan P. Meyer	John S. Brunette
Printed Name	Printed Name

Senior Vice President	Chief Legal & Administrative Officer
Title	Title

9-30-10	9/30/10
Date	Date

Signature Page to the

Supplemental Subscriber Equipment Technology Amendment and Agreement

EXHIBIT A

FORM OF NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“AGREEMENT”) is effective as of the      day of             , 2010 by and between Motorola, Inc., a Delaware corporation with offices located at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (hereafter “MOTOROLA”), and Iridium Satellite LLC, A Delaware limited liability company with principal offices located at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102 (hereafter “IRIDIUM”).

A. Background. The parties or their affiliates are parties to the following agreements, among others: (i) the Intellectual Property Rights Agreement, dated December 11, 2000 (“FIRST GENERATION IPR AGREEMENT”); (ii) the System Intellectual Property Rights Amendment and Agreement, dated             , 2010 (“SYSTEM IPR AGREEMENT”); (iii) the Subscriber Equipment Technology Agreement (Design), dated September 30, 2002 (“SETA (DESIGN)”); (iv) the Subscriber Equipment Technology Agreement (Manufacturing), dated September 30, 2002 (“SETA (MFG)”); and (v) the Supplemental Subscriber Equipment Technology Amendment and Agreement, dated             , 2010 (“SSETA”), which shall be collectively referred to as the “IP AGREEMENTS.”

B. Definition. “PROPRIETARY INFORMATION” means information disclosed by either party (“DISCLOSING PARTY”) to or otherwise received by the other party (“RECIPIENT”) pursuant to any of the IP AGREEMENTS that the DISCLOSING PARTY at the time of disclosure identifies in writing as confidential and/or proprietary by means of a legend, marking, stamp or other positive written notice identifying the information to be confidential and/or proprietary, or information disclosed orally, visually, or by other non-written manner by the DISCLOSING PARTY to the RECIPIENT, where the RECIPIENT was informed that the information is confidential in nature, or any other information disclosed by the DISCLOSING PARTY to the RECIPIENT in any manner that the RECIPIENT should reasonably recognize as being of a confidential nature.

C. Use of Proprietary Information. PROPRIETARY INFORMATION disclosed hereunder may be used only during the term of this AGREEMENT and only for purposes set forth in or otherwise permitted by the IP AGREEMENTS. This AGREEMENT is entered into solely to provide for the treatment of PROPRIETARY INFORMATION to the extent disclosed hereunder or under the IP AGREEMENTS. Neither party has an obligation to supply PROPRIETARY INFORMATION hereunder.

D. Protection of Proprietary Information. It is agreed that for a period of ten (10) years following the termination of the IP AGREEMENT pursuant to which PROPRIETARY INFORMATION was disclosed, the RECIPIENT will use such PROPRIETARY INFORMATION only for the purpose(s) provided in Section C above and shall make reasonable efforts to preserve in confidence such PROPRIETARY INFORMATION and prevent disclosure thereof to third parties. The RECIPIENT agrees that it will use the same reasonable efforts to protect PROPRIETARY INFORMATION as are used to protect its own proprietary information, and such degree of care shall include at least the use of reasonable care. Disclosures of such information shall be restricted to those employees, contractors, customers, agents, and permitted sublicensees of the RECIPIENT who are participating in the efforts provided in Paragraph C above, who have a need to know such information, and who have been made aware of and consent to abide by restrictions at least as restrictive as those contained herein concerning the use of such PROPRIETARY INFORMATION.

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E. Exceptions. The obligation to protect PROPRIETARY INFORMATION, and the liability for unauthorized disclosure or use of PROPRIETARY INFORMATION, shall not apply with respect to such information which is:

(i)	published or otherwise is or becomes available to the public other than by breach of this AGREEMENT; or

(ii)	rightly received by the RECIPIENT hereunder from a third party without confidential limitation; or

(iii)	independently known by or independently developed by the RECIPIENT without the use of PROPRIETARY INFORMATION; or

(iv)	approved in writing by the DISCLOSING PARTY for public release by the RECIPIENT.

In addition, in the event that the RECIPIENT is required to disclose PROPRIETARY INFORMATION pursuant to any applicable law, regulation (including SEC regulations and rules), stock exchange rule or any other market or reporting system, or by legal process or pursuant to applicable professional standards, the RECIPIENT may do so provided that the RECIPIENT has, if possible, notified the DISCLOSING PARTY promptly upon learning of the possibility that disclosure could be required pursuant to any such law, regulation, or legal order and has, to the extent practicable or permitted, given the DISCLOSING PARTY a reasonable opportunity to contest or limit the scope of such required disclosure and has cooperated with the DISCLOSING PARTY toward this end.

F. Term and Termination. The term of this AGREEMENT shall coincide with the term of the last to expire or terminate of the IP AGREEMENTS. Termination of the IP AGREEMENTS shall not, however, affect the rights and obligations contained herein with respect to PROPRIETARY INFORMATION disclosed hereunder prior to termination.

G. No Transfer or License of Intellectual Property. Except as expressly provided herein, neither the execution and delivery of this AGREEMENT, nor the furnishing of any PROPRIETARY INFORMATION, shall be construed as granting either expressly or by implication, estoppel or otherwise, any ownership rights or rights by license or otherwise under any invention, improvement, discovery or patent, trade secret, know-how, work of authorship, software program, or other intellectual property now or hereafter owned or under the control of a party disclosing PROPRIETARY INFORMATION hereunder.

H. Transfer/Assignment. Except as expressly permitted in any IP AGREEMENT, this AGREEMENT and the rights and obligations hereunder may not be transferred or assigned by one party without the prior written approval of the other party hereto.

I. U.S. Laws and Regulations. Except as expressly permitted in the IP AGREEMENTS, the RECIPIENT shall not export, directly or indirectly, any PROPRIETARY INFORMATION disclosed under this AGREEMENT to any country which the U.S. Government at the time of export requires an export license or other Government approval without first obtaining such license or approval. The RECIPIENT shall first obtain the written consent of the DISCLOSING PARTY prior to submitting any request for authority to export any such PROPRIETARY INFORMATION.

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J. Applicable Law. The law of the State of Illinois, U.S.A., except for its choice of laws rules, shall govern this AGREEMENT.

K. No Formal Business Relationship. This AGREEMENT shall not be construed as a teaming, joint venture or other such arrangement; rather, the parties hereto expressly agree that this AGREEMENT is for the purpose of protecting PROPRIETARY INFORMATION only.

L. No Obligation to Support; No Representation. PROPRIETARY INFORMATION provided hereunder is provided “AS IS”, without any warranty of any kind, except as expressly provided in the IP AGREEMENTS. Neither party nor their officers, directors, employees, advisors or agents make any representation or warranty as to the accuracy or completeness of any PROPRIETARY INFORMATION which may be furnished hereunder, and none of such officers, directors, employees, advisors or agents are authorized to make any such representation or warranty. Neither party nor their officers, directors, employees, advisors or agents shall have any liability to the RECIPIENT or any other person resulting from the use of the PROPRIETARY INFORMATION, or any inaccuracy or incompleteness of the PROPRIETARY INFORMATION.

M. Entire Agreement. This AGREEMENT contains the entire understanding between the parties relative to the protection of PROPRIETARY INFORMATION and supersedes all prior and collateral communication, reports, and understanding between the parties in respect thereto. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties.

N. Binding Effect. This AGREEMENT shall be binding upon each party, its affiliates, respective employees, agents, representative, successors, and assigns.

O. Headings. Paragraph headings are included in this AGREEMENT for purposes of information and ease of use only and shall not be used in interpreting its terms.

AGREED AND ACCEPTED BY:

Motorola, Inc.	Iridium Satellite LLC

Typed Name:	Typed Name:

By:	By:

Title:	Title:

Date:	Date:

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